Exhibit 10.21

April 9, 2008

Juniper Networks, Inc.

Attn: Vice President of Real Estate

1194 N. Mathilda Ave.

Sunnyvale California 94089

RE:	Subdivided Server Room and Utility Consumption - Building One Premises

To Whom It May Concern:

Per Article 3(d) of the First Amendment to Sublease between Ariba, Inc. and Juniper Networks, Inc. dated June 15th, 2007:

“If Subtenant does not exercise the Expansion Option, Subtenant shall, at its sole expense, subdivide the portion of the Building One Server Room that it requires for its use of the Building One Premises in compliance with the provisions of Section 8.3 of the Sublease (the “Subdivided Server Room Space”) and that upon such subdivision, Subtenant shall pay pro rata Base Rent for the Subdivided Server Room Space (which rentable square feet shall be determined in good faith by Sublandlord and Subtenant).”

Juniper and Ariba acknowledge that Juniper did not exercise the Expansion Option, subsequently subdivided the Building One Server Room, and has occupied One Hundred Eighty Five (185) Square Feet of space on the First Floor of Building One from the date of Delivery. Therefore, Juniper shall pay pro rata Base Rent for the Subdivided Server Room Space beginning on the Building One Premises Rent Commencement Date of October 10th, 2007.

Monthly Base Rent for the Subdivided Server Room Space in Building One shall be as follows:

10/10/07 – 9/30/08	$331.15
10/01//08 – 9/30/09	$349.65
10/01/09 – 9/30/10	$368.15
10/01/10 – 9/30/11	$386.65
10/01/11 – 9/30/12	$405.15
10/01/12 – 12/31/12	$423.65
01/01/13 – 01/24/13	$327.99

Section 2(b) is hereby amended to include the Subdivided Server Room Space of One Hundred Eighty Five (185) square feet for a total Building One Premises of 88,927 rentable square feet.

Section 2(o) (iii) is hereby amended to include the Subdivided Server Room Space of One Hundred Eighty Five (185) square feet, so that Subtenant’s Building Share of the Building One Premises will increase from 50.69% to 50.79% effective October 10th, 2007.

Section 2(d) was amended by letter Amendment dated November 9 th, 2007 to include Two Thousand Forty Five (2,045) square feet in Building Three Premises per the Sublandlord Server Room Exit Notice, and shall be further amended herein to include the Building One Subdivided Server Room Space of One Hundred Eighty Five (185) square feet for a total Rentable Area of Premises of 268,596 rentable square feet (Building One Premises – 88,927; Building Three Premises – 174,962; and Building Four Premises – 4,707).

Further, Section 2(n) of the First Amendment was amended by letter Amendment dated November 9th, 2007 to include the Server Premises, and is hereby further amended to include the Building One Subdivided Server Room Space of One Hundred Eighty Five (185) square feet. Subtenant’s Project Share will increase from 37.49% to 37.51%.

BUILDING ONE UTILITY CONSUMPTION ACKNOWLEDGEMENT

Juniper and Ariba desire to acknowledge the agreed upon method of reimbursement of utilities for the Building One Premises (“Building One Utility Reimbursement”) as follows:

1.	Juniper and Ariba agree that 90% of gas consumption invoiced by the provider will be reimbursed by Juniper to Ariba.

2.	Juniper and Ariba agree that 80% of electrical consumption invoiced by the provider will be reimbursed by Juniper to Ariba.

3.	Juniper and Ariba agree that 100% of the water and sewage consumption invoiced by the provider will be payable by Juniper, and Ariba acknowledges that water and sewage consumption is currently invoiced directly to, and paid for by Juniper.

The parties agree that Juniper will be billed and shall immediately pay for the utility reimbursement from the Building One Commencement Date through February 2008. Both Juniper and Ariba further agree that the method of utility reimbursement will be adjusted and mutually agreed upon if and when another subtenant occupies the vacant portions of Building One.

Please acknowledge your agreement and acceptance of the same by executing below. Once fully executed, this notice shall constitute a binding letter Amendment to the Sublease between Ariba, Inc. and Juniper Networks, Inc.

EXECUTED THIS 9th DAY OF APRIL, 2008, BY AND BETWEEN:

/s/ Wayne Kimber
Ariba, Inc.
Title: VP Corporate Finance

/s/ [Illegible]
Juniper Networks, Inc.
Title: Director of Real Estate & Workplace Services

CC:	Troy Ward

Loren Marr

Mark Pietrone

Sarah Cline

Juniper Networks, Legal Department

Staubach, Lease Administration

Ariba General Counsel

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